Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-259535, 333-270059, 333-274370, 333-277492, and 333-280140 on Form S-8 of our reports dated February 26, 2026, relating to the financial statements of Definitive Healthcare Corp. and the effectiveness of Definitive Healthcare Corp.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 26, 2026